EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Benchmark Electronics, Inc.:

We consent to the incorporation by reference in the registration statement (No. 33-61660, No. 333-26805, No. 333-28997, No. 333-54186, No. 333-66889, No. 333-76207, No. 333-103183, and No. 333-101744) on Form S-8  and (No. 333-84488) on Form S-3  of Benchmark Electronics, Inc. of our reports dated February 28, 2007, with respect to the consolidated balance sheets of Benchmark Electronics, Inc. as of December 31, 2006 and 2005, and the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Benchmark Electronics, Inc.

(signed) KPMG LLP

Houston, Texas

February 28, 2007